Exhibit 99.15
Ferrellgas, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of April 30, 2006 and July 31, 2005

FERRELLGAS, INC. AND SUBSIDIARIES
Table of Contents

Page
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Condensed Consolidated Balance Sheets — April 30, 2006 and July 31, 2005	1

Notes to Condensed Consolidated Balance Sheets	2

FERRELLGAS, INC. AND SUBSIDIARIES
(a wholly-owned subsidiary of Ferrell Companies, Inc.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	April 30,	July 31,
ASSETS	2006	2005

Current assets:
Cash and cash equivalents	$25,302	$21,023
Accounts and notes receivable, net	144,089	107,778
Inventories	107,595	97,743
Prepaid expenses and other current assets	12,708	12,861

Total current assets	289,694	239,405

Property, plant and equipment, net	796,139	819,230
Goodwill	468,038	468,350
Intangible assets, net	250,823	255,277
Other assets, net	12,375	13,930

Total assets	$1,817,069	$1,796,192

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$98,506	$108,667
Short-term borrowings	25,652	19,800
Other current liabilities	80,316	72,208

Total current liabilities	204,474	200,675

Long-term debt	977,560	948,977
Deferred income taxes	3,046	3,432
Other liabilities	19,807	19,798
Contingencies and commitments (Note E)	—	—
Minority interest	506,149	511,882
Parent investment in subsidiary	181,430	187,272
Stockholder’s equity (deficiency):
Common stock, $1 par value; 10,000 shares authorized; 990 shares issued	1	1
Additional paid-in-capital	18,995	18,654
Note receivable from parent	(146,647)	(147,378)
Retained earnings	51,368	53,491
Accumulated other comprehensive income (loss)	886	(612)

Total stockholder’s equity (deficiency)	(75,397)	(75,844)

Total liabilities and stockholder’s equity (deficiency)	$1,817,069	$1,796,192

See notes to condensed consolidated balance sheets.

FERRELLGAS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED BALANCE SHEETS
April 30, 2006
(Dollars in thousands, unless otherwise designated)
(unaudited)
A.	Organization and formation

The accompanying consolidated balance sheets and related notes present the consolidated financial position of Ferrellgas, Inc. (the “Company”), its subsidiaries, which include its partnership interest in Ferrellgas Partners, L.P. (“Ferrellgas Partners”) and subsidiaries. The Company is a wholly-owned subsidiary of Ferrell Companies, Inc. (the “Parent” or “Ferrell”).

The condensed consolidated balance sheets of the Company reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the interim periods presented. All adjustments to the condensed consolidated balance sheets were of a normal, recurring nature. The information included in this Quarterly Report should be read in conjunction with the consolidated financial statements and accompanying notes as set forth in the Company’s consolidated financial statements for fiscal 2005.

B.	Summary of significant accounting policies
(1) Nature of operations:
The Company is a holding entity that conducts no operations and has three subsidiaries, Ferrellgas Partners, Ferrellgas, L.P. (the “operating partnership”) and Ferrellgas Acquisitions Company, LLC (“Ferrellgas Acquisitions Company”). The Company owns a 1% general partnership interest in Ferrellgas Partners and a 1.0101% general partnership interest in the operating partnership. The operating partnership is the only operating subsidiary of Ferrellgas Partners. The Company owns a 100% equity interest in Ferrellgas Acquisitions Company. Limited operations are conducted by or through Ferrellgas Acquisitions Company, whose only purpose is to acquire the tax liabilities of acquirees of Ferrellgas Partners.
(2) Accounting estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates. Significant estimates impacting the condensed consolidated balance sheets include accruals that have been established for contingent liabilities, accruals that have been established for pending claims and legal actions arising in the normal course of business, useful lives of property, plant and equipment assets, residual values of tanks, amortization methods of intangible assets, valuation methods used to value allowance for doubtful accounts, valuation methods of derivative commodity contracts and valuation methods of stock and unit-based compensation calculations.
(3) New accounting standards:
Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and supersedes Accounting Principles Board No. 25 “Accounting for Stock issued to Employees” (“APB 25”) and its related implementation guidance. This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. The Company adopted this standard on August 1, 2005.
SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments — an amendment of SFAS No. 133 and 140” provides entities relief from the requirement to separately determine the fair value of an embedded derivative that would otherwise be bifurcated from the host contract under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement allows an irrevocable election on an instrument-by-instrument basis to measure such a hybrid financial instrument at fair value. This statement is effective for all financial instruments acquired or issued after the beginning of fiscal years beginning after September 15, 2006. The Company has evaluated this statement and does not believe it will have a material effect on the Company’s financial position.

SFAS No. 156, “Accounting for Servicing of Financial Assets — an amendment of SFAS No. 140” requires that all separately recognized servicing assets and liabilities be initially measured at fair value and permits (but does not require) subsequent measurement of servicing assets and liabilities at fair value. This statement is effective for fiscal years beginning after September 15, 2006. The Company has evaluated this statement and does not believe it will have a material effect on the Company’s financial position.

Emerging Issues Task Force (“EITF”) 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty” addresses the accounting for an entity’s sale of inventory to another entity from which it also purchases inventory to be sold in the same line of business. EITF 04-13 concludes that two or more inventory transactions with the same counterparty should be accounted for as a single non-monetary transaction at fair value or recorded amounts based on inventory classifications. EITF 04-13 is effective for new arrangements entered into, and modifications or renewals of existing arrangements, beginning in the first interim or annual reporting period beginning after March 15, 2006. The Company early-adopted EITF 04-13 during the three months ended April 30, 2006, without a material effect on its financial position.

C.	Accounts receivable securitization

The operating partnership transfers certain of its trade accounts receivable to Ferrellgas Receivables, LLC (“Ferrellgas Receivables”), a wholly-owned unconsolidated, special purpose entity, and retains an interest in a portion of these transferred receivables. As these transferred receivables are subsequently collected and the funding from the accounts receivable securitization facility is reduced, the operating partnership’s retained interest in these receivables is reduced. The accounts receivable securitization facility consisted of the following:

	April 30,	July 31,
	2006	2005
Retained interest	$23,535	$15,710
Accounts receivable transferred	$125,000	$82,500
The retained interest was classified as accounts receivable on the condensed consolidated balance sheets. At April 30, 2006, the operating partnership did not have any remaining capacity to transfer additional trade accounts receivable. The weighted average discount rate used to value the retained interest in the transferred receivables was 5.8% and 4.3% as of April 30, 2006 and July 31, 2005, respectively.

D.	Supplemental balance sheet information

Inventories consist of:

	April 30,	July 31,
	2006	2005
Propane gas and related products	$80,139	$70,380
Appliances, parts and supplies	27,456	27,363

	$107,595	$97,743

In addition to inventories on hand, the Company enters into contracts primarily to buy propane for supply procurement purposes. Most of these contracts have terms of less than one year and call for payment based on market prices at the date of delivery. All fixed price contracts have terms of fewer than 18 months. As of April 30, 2006, the Company had committed, for supply procurement purposes, to take net delivery of approximately 16.4 million gallons of propane at a fixed price.
Goodwill and intangible assets, net consist of:

	April 30, 2006			July 31, 2005
	Gross			Gross
	carrying	Accumulated		carrying	Accumulated
	amount	amortization	Net	amount	amortization	Net
GOODWILL, NET	$468,038	—	$468,038	$468,350	—	$468,350

INTANGIBLE ASSETS, NET
Amortized intangible assets
Customer lists	$345,051	$(167,528)	$177,523	$335,557	$(155,281)	$180,276
Non-compete agreements	37,700	(26,336)	11,364	34,270	(21,803)	12,467
Other	5,336	(2,496)	2,840	5,470	(2,010)	3,460

	388,087	(196,360)	191,727	375,297	(179,094)	196,203

Unamortized intangible assets
Tradenames & trademarks	59,096	—	59,096	59,074	—	59,074

Total intangibles assets, net	$447,183	$(196,360)	$250,823	$434,371	$(179,094)	$255,277

Other current liabilities consist of:

	April 30,	July 31,
	2006	2005
Accrued interest	$26,242	$24,328
Accrued payroll	20,410	13,816
Accrued insurance	8,653	8,627
Other	25,011	25,437

	$80,316	$72,208

E.	Contingencies

The Company’s operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time, the Company is threatened with or named as a defendant in various lawsuits arising in the ordinary course of business. Currently, the Company is not a party to any legal proceedings other than various claims and lawsuits arising in the ordinary course of business. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that are reasonably expected to have a material adverse effect on the condensed consolidated financial condition of the Company.

F.	Subsequent events

On June 6, 2006, the operating partnership renewed its accounts receivable securitization facility for a 364 day commitment with JP Morgan Chase Bank, N.A. and Fifth Third Bank. The renewed facility allows the operating partnership to sell between $85.0 million and $160.0 million of accounts receivable, depending on the time of the year and available undivided interest in the operating partnership’s accounts receivable from certain customers.

On June 6, 2006, the operating partnership executed an addendum to the operating partnership’s existing unsecured bank credit facility with Bank of America N.A. (the administrative agent) and Deutsche Bank Trust Company Americas to increase the borrowing capacity available under the unsecured bank credit facility from $330.0 million to $365.0 million.